SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

CAPITOL ACQUISITION CORP. II

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Capitol Acquisition Corp. II Seeks Extension to Consummate Merger with Lindblad Expeditions

WASHINGTON, May 4, 2015 – Capitol Acquisition Corp. II (NASDAQ: CLAC; “Capitol”) today announced that it will seek stockholder approval to extend the date by which Capitol must complete a business combination (the “Extension”).

The purpose of the Extension is to allow Capitol more time to complete its previously announced proposed business combination with Lindblad Expeditions, Inc. (“Lindblad”). Capitol currently believes that there may not be sufficient time before May 15, 2015 (which is the deadline to complete a business combination under Capitol’s current amended and restated certificate of incorporation) to allow the SEC to complete its review of the proxy statement relating to the proposed transaction. Accordingly, Capitol is seeking this Extension. While the Extension would allow Capitol time until July 31, 2015 to complete the business combination with Lindblad, Capitol will seek to complete the business combination well in advance of this date. Capitol anticipates holding the stockholder meeting to approve the proposed transaction with Lindblad as soon as possible after the SEC completes its review of the proxy and Capitol anticipates closing the proposed transaction with Lindblad shortly thereafter.

Capitol’s board of directors believes that the investment opportunity in Lindblad is compelling and that Capitol’s stockholders would benefit from it. Therefore, Capitol’s board has determined that it is in the best interests of Capitol’s stockholders to extend the date that Capitol has to consummate a business combination in order that Capitol’s stockholders can participate in this investment.

ADDITIONAL INFORMATION ABOUT THE EXTENSION AND WHERE TO FIND IT

Capitol has filed a proxy statement with the Securities and Exchange Commission (“SEC”) to be used at its special meeting of stockholders to approve the Extension. In addition, Capitol has filed a proxy statement with the SEC to be used at its special meeting in lieu of annual meeting of stockholders to approve the proposed business combination and certain other related matters. Stockholders are advised to read each preliminary proxy statement and, when available, each definitive proxy statement in connection with the solicitation of proxies for such meetings because each of these proxy statements will contain important information. The definitive proxy statements will be mailed to stockholders as of record dates established for each meeting. Stockholders will also be able to obtain a copy of the proxy statements, without charge, by directing a request to: Capitol Acquisition Corp. II, 509 7th Street, N.W., Washington, D.C. 20004. The preliminary proxy statements and definitive proxy statements, once available, can also be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

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FORWARD LOOKING STATEMENTS

This written communication contains forward-looking statements that involve risks and uncertainties concerning Capitol’s proposed business combination with Lindblad, Lindblad’s expected financial performance, as well as its strategic and operational plans. Actual events or results may differ materially from those described in this written communication due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the proposed business combination will not close or that the closing may be delayed; the reaction of Lindblad’s customers to the proposed business combination; general economic conditions; the possibility that Capitol may be unable to obtain stockholder approval as required for the Extension or that the other conditions thereto may not be satisfied; the Extension may involve unexpected costs, liabilities or delays; the outcome of any legal proceedings related to the Extension; or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement. In addition, please refer to the documents that Capitol will file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Capitol identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this written communication. Capitol is under no duty to update any of the forward-looking statements after the date of this written communication to conform to actual results.

About Capitol Acquisition Corp. II

Capitol Acquisition Corp. II is a public investment vehicle formed for the purpose of effecting a merger, acquisition or similar business combination. Capitol is led by Chairman and Chief Executive Officer Mark D. Ein, and Director and Chief Financial Officer L. Dyson Dryden. Capitol’s securities are quoted on the NASDAQ stock exchange under the ticker symbols CLAC, CLACW and CLACU. The company, which raised $200 million of cash proceeds in an initial public offering in May 2013, is Mark Ein's second publicly traded acquisition vehicle. The first, Capitol Acquisition Corp., created Two Harbors Investment Corp. (NYSE: “TWO”), a leading mortgage real estate investment trust (REIT) with a current market capitalization of more than $3.8 billion.

Contacts:

Justin Dini / Alex Yankus

Brunswick Group 212-333-3810